PROMISSORY NOTE

$20,400,000.00                                      Minneapolis, Minnesota
                                                              July 1, 1999


     For Value Received, Techne Corporation, a Minnesota corporation ("Borrower"), promises to pay to the order of TCF NATIONAL BANK MINNESOTA, a national banking association ("Lender"), at its main office at 801 Marquette Avenue in Minneapolis, Minnesota, or at such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Twenty Two Million and no /100's Dollars ($22,000,000.00), together with interest (computed on the basis of the actual number of days elapsed and a 360-day year) on the principal balance of this Note outstanding from time to time ("Principal Balance") from: (i) the date hereof ("Loan Closing Date") until August 1, 2006 at an annual rate which shall at all times be equal to seven percent (7.0%); (ii) from August 1, 2006 until August 1, 2011 at an annual rate equal to one and nine tenths percent (1.9%) over the Five Year Treasury Rate (defined below) established as of the fifth (5th) day immediately preceding August 1, 2006 ("First Adjustment Date"); and (iii) from August 1, 2011 until the loan is fully paid on August 1, 2014 ("Maturity Date"), at an annual rate equal to one and nine tenths percent (1.9%) over the Three Year Treasury Rate (defined below) established as of the fifth (5th) day immediately preceding August 1, 2011 ("Second Adjustment Date"). In addition, in the event of a default hereunder or under the Mortgage, and the continuance of such default for a period of thirty (30) days after written notice thereof from Lender to Borrower sent to the address set forth in the Mortgage, together with Lender's notice of its intent to increase the interest rate hereunder, the interest rate hereunder, may be, at Lender's option, increased to a rate equal to three percent (3.0%) over the interest rate that would otherwise be in effect had there been no default ("Default Rate"). Such increased rate shall be automatically effective on the thirtieth (30th) day after Lender gives such notice of default pursuant to paragraph 24 of the Mortgage, or at such later time as may be set forth in the notice, and the increased rate will remain in effect until the default is cured to Lender's satisfaction. The foregoing provisions shall not be deemed to excuse a late payment, or be deemed a waiver of any other rights of the holder hereof, including the right to declare the Principal Balance and interest thereon immediately due and payable.

     As used herein, "Five Year Treasury Rate" means the published weekly average yield on United States Treasury Notes adjusted to a constant maturity of five (5) years, for the most recent week available on the date of determination, as published and made available by the Federal Reserve Board pursuant to its Federal Reserve Statistical Release (H.15(519)); provided, however, that in the event such weekly average yield is no longer available, the Five Year Treasury Rate shall be a substantially comparable rate selected by the Lender in its discretion.

     As used herein, "Three Year Treasury Rate" means the published weekly average yield on United States Treasury Notes adjusted to a constant maturity of three (3) years, for the most recent week available on the date of determination, as published and made available by the Federal Reserve Board pursuant to its Federal Reserve Statistical Release (H.15(519)); provided, however, that in the event such weekly average yield is no longer available, the Three Year Treasury Rate shall be a substantially comparable rate selected by the Lender in its discretion.

     From and after the date hereof, accrued interest on the principal of the loan shall be paid on August 1, 1999 and thereafter principal and accrued interest on the principal in the amount of One Hundred Eighty Three Thousand Three Hundred Sixty One and no /100's Dollars ($183,361.00) shall be paid on the first (1st) day of each month until August 1, 2006 and thereafter on the first
(1st) day of each month commencing on September 1, 2006, principal and interest shall be paid in substantially equal installments sufficient in amount to substantially amortize the unpaid Principal Balance of the loan at the interest rate in effect as of the First Adjustment Date and the Second Adjustment Date, over an assumed term ending on the Maturity Date. The remaining Principal Balance and all accrued interest thereon shall be paid in full on the Maturity Date. Additionally, the monthly installments may, at the Lender's option, be adjusted effective as of the first (1st) payment date after the effective date of any increase in the interest rate due to the implementation of the Default Rate and only during the period the Default Rate applies, in each case to the level necessary to substantially amortize the then remaining Principal Balance based on the Default Rate and the fifteen (15) year amortization period. Notwithstanding anything to the contrary herein, the monthly installments must at all times be sufficient to pay all interest accruing during such month.

     All payments and prepayments hereunder, whether in whole or in part, shall be applied first to the payment of other charges due and owing under this Note or the Mortgage, second to accrued interest hereunder, and then to the Principal Balance, except that if any advance made by the holder hereof under the terms of any instrument securing this Note is not repaid, any monies received, at the option of the holder, may first be applied to repay such advances, plus interest thereon, and the balance, if any, shall be applied as above. All applications of any prepayment to the Principal Balance hereof shall be applied to installments to be paid in the inverse order of their maturity. No prepayment shall suspend any required payments of either principal or interest or reduce the amount of any scheduled payment.

     The payment of this Note is secured by a Combination Mortgage, Security Agreement and Fixture Financing Statement of even date herewith ("Mortgage") and an assignment of rents and leases of even date herewith ("Assignment"), each covering real estate and personal property located in Hennepin County, Minnesota.

     Borrower may prepay the Principal Balance in whole or in part at any time upon no less than three (3) business days' prior written notice to Lender; provided, however, there shall be paid therewith, as consideration for the privilege of making such prepayment, a premium constituting one percent (1.0%) of the amount being prepaid; provided, further however, from the Loan Closing Date until the First Adjustment Date the prepayment premium shall be in an amount equal to the greater of (i) one percent (1.0%) of the amount of such prepayment, or (ii) the amount of any loss or expense which Lender may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain the loan) or which Lender may be deemed to have sustained or incurred, as reasonably determined by Lender as a result of such prepayment; provided further, however, there shall be no prepayment fee payable in the event Borrower refinances the loan with Lender at an interest rate of not less than seven percent (7.0%), or as otherwise provided in the Mortgage in the event insurance proceeds or condemnation proceeds are applied to repay the Principal Balance. Any partial prepayment of the Principal Balance shall be applied against the installments of principal and interest in inverse order of their maturities and shall not reduce the amount of or postpone the due date of any installment of principal and interest unless Lender otherwise agrees in writing.

     If any installment of interest or principal and interest is paid more than ten (10) days after the stated due date for such installment, a late payment fee shall be due and payable in the amount of four percent (4.0%) of the installment so paid. The foregoing late charge shall be applied individually to each overdue payment and once imposed will not be adjusted pro rata on a daily basis.

     If any payment of interest or principal and interest is not made when due in accordance with the terms and conditions of this Note, or an Event of Default shall occur under the Mortgage or any other instrument securing this Note and shall be continuing, then the holder hereof may, at its option, by notice in writing to the Borrower as provided in paragraph 24 of the Mortgage, declare immediately due and payable the entire Principal Balance hereof and all interest accrued thereon and the same shall thereupon be immediately due and payable without further notice or demand.

     This Note shall also become automatically due and payable without notice or demand if a petition is filed by or against the Borrower under the United States Bankruptcy Code.

     The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses in the event this Note is not paid when due.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

     All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Lender to exercise any rights against any party liable for or any property securing payment thereof.

     This Note shall be governed by and construed in accordance with the laws of the State of Minnesota. The Borrower hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Note or any security or guaranty for this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by it against the Lender or any other holder of this Note relating in any way to this Note or any security or guaranty for this Note shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. Interest on any amount under this Note shall continue to accrue, at the option of the holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder.

     THE BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY. THE BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF BORROWER'S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF LENDER AND BORROWER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE, ANY RELATED AGREEMENTS, OR THE OBLIGATIONS. THE BORROWER HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE. THE BORROWER ALSO AGREES THAT COMPLIANCE BY THE LENDER WITH THE EXPRESS PROVISIONS OF THIS NOTE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

                                              Techne Corporation



                                              By  /s/ Thomas E. Oland
                                                 ----------------------
                                                 Its   President